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                                                                     EXHIBIT 4.1

                    SECOND AMENDMENT TO THE RIGHTS AGREEMENT
             AND CERTIFICATION OF COMPLIANCE WITH SECTION 27 THEREOF

            THIS SECOND AMENDMENT TO THE RIGHTS AGREEMENT AND CERTIFICATION OF COMPLIANCE WITH SECTION 27 THEREOF (this "Amendment") is made and entered into as of November 13, 2001, by and among Cisco Systems, Inc., a California corporation (the "Company"), Fleet National Bank (f/k/a BankBoston, N.A.), a national banking association (the "Current Rights Agent"), and EquiServe Trust Company, N.A., a national banking association (the "Successor Rights Agent").

            WHEREAS, the Company and the Current Rights Agent have entered into that certain Rights Agreement dated as of June 10, 1998, as amended by that certain First Amendment to the Rights Agreement and Certification of Compliance With Section 27 Thereof dated as of July 27, 2000 (the "Agreement");

            WHEREAS, the Company, the Current Rights Agent and the Successor Rights Agent desire to effect the substitution of the Successor Rights Agent for the Current Rights Agent as Rights Agent under the Agreement;

            WHEREAS, the Company and the Current Rights Agent desire to amend the Agreement to permit such substitution; and

            WHEREAS, the Board of Directors of the Company has approved this Amendment, as required by Section 27 of the Agreement.

            NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

            1. All references to the terms "Agreement" and "Rights Agreement" in the Agreement shall be deemed to be references to the Agreement as amended by this Amendment.

            2. Except as expressly modified by this Amendment, the Agreement shall remain in full force and effect in accordance with its terms.

            3. The fifth sentence of Section 21 of the Agreement (beginning "Any successor Rights Agent,") is hereby deleted in its entirety and replaced with the following:

                "Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation or trust company organized and doing business under the laws of the United States or of any state of the United States, in good standing, authorized under such laws to exercise corporate trust or stock transfer powers, and subject to supervision or examination by federal or state authority and which has either individually or combined with an


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affiliate at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million."

            4. The Company hereby appoints the Successor Rights Agent as the successor to the Current Rights Agent under the Agreement, and the Successor Rights Agent hereby accepts such appointment, in each case effective immediately after the execution and delivery of this Amendment by the parties hereto and the effectiveness of the amendments to the Agreement set forth in the preceding sentences hereof. Upon and after the effectiveness of such appointment and acceptance, the Successor Rights Agent shall be bound by the Agreement and shall be vested with the same powers, rights, duties and responsibilities as if it had originally been a party to the Agreement and named as Rights Agent therein and all references to the term "Rights Agent" in the Agreement shall be deemed to be references to the Successor Rights Agent.

            5. Notwithstanding anything to the contrary contained in the Agreement, the legend set forth in Section 4(b) of the Agreement, as set forth on any Rights Certificate (as such term is defined in the Agreement), may be modified to the extent appropriate to reflect amendments to the Agreement and changes in the identity of the Rights Agent under the Agreement.

            6. The undersigned officer of the Company, being an appropriate officer of the Company and authorized to do so by resolution of the Board of Directors of the Company dated as of November 13, 2001, hereby certifies to the Current Rights Agent and the Successor Rights Agent that this Amendment is in compliance with the terms of Section 27 of the Agreement.

            7. This Amendment and all of the provisions hereof shall be binding upon, inure to the benefit of and be enforceable by the Company, the Current Rights Agent and the Successor Rights Agent and their respective successors and permitted assigns.

            8. This Amendment shall be deemed to be a contract made under the laws of the State of California and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

            9. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

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            IN WITNESS WHEREOF, this Second Amendment to the Rights Agreement and Certification of Compliance with Section 27 Thereof has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first written above.

                                  CISCO SYSTEMS, INC.


                                  By:    /s/ DANIEL SCHEINMAN
                                      -----------------------------------------
                                      Name: Daniel Scheinman
                                      Title: Senior Vice President & Assistant
                                      Secretary


                                  FLEET NATIONAL BANK


                                  By:    /s/ CAROL MULVEY - EORI
                                      -----------------------------------------
                                      Name: Carol Mulvey - Eori
                                      Title:   Managing Director, Client Admin


                                  EQUISERVE TRUST COMPANY, N.A.

                                  By:    /s/ CAROL MULVEY - EORI
                                      -----------------------------------------
                                      Name: Carol Mulvey - Eori
                                      Title:   Managing Director, Client Admin